SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
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                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


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                       THE TRACKER CORPORATION OF AMERICA
       (Exact name of registrant as specified in its governing instrument)



                 Delaware                               86-0767918
       (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)          IDENTIFICATION NUMBER)


                          860 Dension Street, Unit 9
                        MARKHAM, ONTARIO, CANADA  L3R 4H1
                                 (416) 628-2903
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                    INFORMATION TO BE INCLUDED IN THE REPORT
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ITEM 4.01:     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

(a) J L Stephan Co, P.C. resigned as the independent accountants for THE TRACKER CORPORATION OF AMERICA (the "Registrant") effective December 28, 2005.

In connection with the audits of the two fiscal years ended MARCH 31, 2004 and 2005 there were no disagreements with J L Stephan Co, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of J L Stephan, P.C. on the financial statements of the Registrant for the years ended March 31, 2004 and 2005, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The Independent Auditor's Report stated that the Registrant's financial statements raised substantial doubt about any adjustments that might result from the outcome of this uncertainty. Please refer to the Registrant's Form 10-K for year ending MARCH 31, 2005.

The decision by J L Stephan Co, P.C. to resign was a result of one of its members, John Morse, leaving the firm.

Following Mr. Morse's departure, the Registrant has been advised that the firm will concentrate its practice of providing accounting related services to individuals and privately held businesses.

b) On March 21, 2006 the Registrant engaged the accounting firm of Ronald N. Silberstein, C.P.A, P.L.L.C. to act as its independent accounting firm, as successor to J.L. Stephan Co., P.C. The Registrant has not consulted Ronald N. Silberstein, C.P.A, P.L.L.C. regarding any accounting principles or disagreements with its former independent accountants.



ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) and (b)     Financial  Statements

        None

(c)     Exhibits

16.2 Letter from J L Stephan Co, P.C. dated December 28, 2005, addressed to the Securities and Exchange Commission. Filed Herewith

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 22, 2006

                                     THE TRACKER CORPORATION OF AMERICA


                                         BY  /S/  Jay Stulberg
                                         --------------------------------
                                                  Jay Stulberg
                                                  PRESIDENT